EXHIBIT 99.1
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[GRAPHIC OMITTED]
[LOGO - INTERSTATE HOTELS & RESORTS]



FOR IMMEDIATE RELEASE

Contact:
Bruce Riggins         Melissa Thompson        Jerry Daly or Carol McCune
Director of Finance   Director of Corporate   Daly Gray Public Relations (Media)
(202) 295-2276        Communications          (703) 435-6293
                      (202) 295-2228


            INTERSTATE HOTELS & RESORTS REPORTS THIRD-QUARTER RESULTS


         WASHINGTON, D.C., November 4, 2002--Interstate Hotels & Resorts (NYSE:
IHR), the nation's largest independent hotel management company, today reported historical and pro forma results for the third quarter ended September 30, 2002. The company was formed July 31, 2002, following the merger of MeriStar Hotels & Resorts and Interstate Hotels Corporation. Both combined pro forma financial data (assuming the merger was completed on January 1, 2001) and historical financial data for the 2002 third quarter are included in the tables of this press release. Historical financial data represents results for Interstate Hotels Corporation through July 31, 2002 and results for Interstate Hotels & Resorts subsequent to July 31, 2002.

         "The merger integration has proceeded smoothly. Our experienced management team stayed focused on operations throughout the transition and our financial results came in as forecasted," said Paul W. Whetsell, chairman and chief executive officer. "We remain on track to realize $8 million to $10 million of annualized savings due to corporate synergies. Our development team continues to source new growth opportunities, adding five new management contracts since the closing of the merger."

         On a historical basis, net loss available to common shareholders was $(22.4) million, or $(1.30) per share, in the 2002 third quarter, compared to net loss of $(4.4) million, or $(0.72) per share, in the third quarter of 2001.


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         Recurring pro forma earnings before interest, taxes, depreciation and amortization (EBITDA) increased 128.2 percent to $7.3 million. Third-quarter pro forma revenues for 2002 decreased 3.0 percent to $274.9 million. Excluding non-recurring items, pro forma net loss for the quarter was $(0.5) million, or $(0.03) per share on a diluted basis, compared to pro forma net loss of $(4.1) million, or $(0.20) per share, in the 2001 third quarter.

         The pro forma statement of operations for the 2002 third quarter includes the following non-recurring charges:

         o $12.8 million of restructuring costs related to the merger of MeriStar Hotels & Resorts and Interstate Hotels Corporation, including estimates of severance and vacant office space.

         o $3.3 million of merger and integration costs, including professional fees, travel, and other transition costs.

         The net loss for the 2002 third quarter on a historical basis includes the impact of a $3.1 million cumulative effect of a change in accounting principle recorded to reflect the change in the company's method of accounting for incentive management fees. The company changed its method from recording incentive management fees as earned based on current profitability of the hotel to recording incentive fees in the period it is certain they are earned, which, for annual incentive fee measurements, is typically in the last month of the annual contract period. The company also recorded $9.4 million of income tax expense as a valuation allowance on certain deferred tax assets that are not anticipated to be realized in future periods.


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         Same-store revenue per available room (RevPAR) for all full-service managed hotels in the 2002 third quarter declined 2.7 percent to $65.96. Average daily rate (ADR) dropped 3.6 percent to $98.94 while occupancy increased 0.9 percent to 66.7 percent.

         Same-store RevPAR for all limited-service managed hotels in the 2002 third quarter fell 2.3 percent to $59.35. ADR was off 3.5 percent to $85.05, and occupancy increased 1.2 percent to 69.8 percent.

         "We were one of the few companies in the industry to meet earnings guidance, due primarily to the stability of our base management fees, the improved performance of our domestic corporate housing operations, and our ability to realize immediate synergies following the merger. Nonetheless, it was a difficult quarter for the industry as the economic slowdown continued with a direct impact on business travel," said Whetsell. "Occupancy increased in the third quarter over last year for both our full-service and limited-service portfolios; average daily rate, however, continues to be impacted by the shift in customer mix to more group and leisure business.

         "EBITDA within BridgeStreet Corporate Housing Worldwide's North American markets were up significantly over the third quarter of 2001. This was partially offset by a decline in EBITDA from Europe due to a reduction of units in London as a result of slowing demand and costs incurred in Paris to ramp up operations as part of our effort to expand our operations in Europe."

CAPITAL STRUCTURE

         "Our capital structure is in excellent shape following the merger," said John Emery,


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president and chief operating officer. "Our total debt to EBITDA is 3.8 times, our interest coverage is 2.7 times, and our average cost of debt is 7.0 percent. With $50 million of cash and availability on our line of credit and a joint venture in place to acquire $300 million to $500 million of hotel assets, we are well positioned to take advantage of growth opportunities as they arise."

         During the third quarter, Interstate's board of directors authorized the purchase of up to $5 million of common shares of stock on the open market. "To date, we have purchased a modest amount under this program and based on the current stock price, we expect to continue buying back shares," said Emery. "We believe our stock is attractively valued as we are trading at only 5.5 to 6.0 times 2003 EBITDA."

OUTLOOK

         "The exact timing of the elusive rebound remains difficult to predict with any real confidence, although we continue to see steady and gradual improvement in operating performance at the property level on a comparative basis," Emery said. "The key to any meaningful recovery will be the return of the transient business traveler. In the meantime, we will continue to focus on driving occupancy and profit margins."

         Interstate updated its guidance for the 2002 fourth quarter and full year 2003. For the 2002 fourth quarter, the company expects EBITDA of $10 million to $12 million and net income per share of $0.04 to $0.10. For the full year 2002, the company expects pro forma EBITDA of $30 million to $32 million and net loss per share of $(0.08) to $(0.02). For 2003, the company projects EBITDA of $36 million to $40 million and net income per share of $0.30 to $0.40.


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KEY FINANCIAL INFORMATION

As of September 30, 2002:

         o        Total debt of $137.2 million
         o        Cash balance of $12.9 million
         o        Total debt to annual EBITDA of 3.8x
         o        Senior debt to annual EBITDA of 2.1x
         o        Annual interest coverage ratio of 2.7x
         o        Average cost of debt of 7.0 percent

         Interstate will hold a conference call to discuss its third-quarter results today, November 4, at 10 a.m. Eastern time. Interested parties may visit the company's Web site at www.ihrco.com and click on Investor Relations and then Third-Quarter Conference Call. Interested parties also may listen to an archived webcast of the conference call on the Web site, or may dial (800) 405-2236, pass code 503878, to hear a telephone replay. The telephone replay will be available through Thursday, November 7, 2002.

         Interstate Hotels & Resorts operates more than 400 hospitality properties with approximately 86,000 rooms in 45 states, the District of Columbia, Canada and Russia, including 55 properties managed by Flagstone Hospitality Management, a subsidiary of Interstate Hotels & Resorts. BridgeStreet Corporate Housing Worldwide, an Interstate Hotels & Resorts subsidiary, is one of the world's largest corporate housing providers, offering upscale, fully furnished corporate housing throughout the United States, Canada, the United Kingdom, France and 39 additional countries through its network partners.

         For more information about Interstate Hotels & Resorts, visit the company's Web site: www.ihrco.com.


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         THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS," WITHIN THE
MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, ABOUT INTERSTATE HOTELS & RESORTS, INCLUDING THOSE STATEMENTS REGARDING FUTURE OPERATING RESULTS AND THE TIMING AND COMPOSITION OF REVENUES, AMONG OTHERS, AND STATEMENTS CONTAINING WORDS SUCH AS "EXPECTS," "BELIEVES" OR "WILL," WHICH INDICATE THAT THOSE STATEMENTS ARE FORWARD-LOOKING. EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING THE CURRENT SLOWDOWN OF THE NATIONAL ECONOMY, ECONOMIC CONDITIONS GENERALLY AND THE REAL ESTATE MARKET SPECIFICALLY, THE IMPACT OF THE EVENTS OF SEPTEMBER 11, 2001, GOVERNMENTAL ACTIONS, LEGISLATIVE AND REGULATORY CHANGES, AVAILABILITY OF DEBT AND EQUITY CAPITAL, INTEREST RATES, COMPETITION, SUPPLY AND DEMAND FOR LODGING FACILITIES IN OUR CURRENT AND PROPOSED MARKET AREAS, AND THE COMPANY'S ABILITY TO MANAGE INTEGRATION AND GROWTH. ADDITIONAL RISKS ARE DISCUSSED IN INTERSTATE HOTELS & RESORTS' FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING MERISTAR HOTELS & RESORTS' AND INTERSTATE HOTELS CORPORATION'S ANNUAL REPORTS ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 AND JOINT PROXY STATEMENT AND PROSPECTUS, FILED ON JULY 2, 2002.


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INTERSTATE HOTELS & RESORTS, INC.
PRO FORMA STATEMENTS OF OPERATIONS (1) (2)
(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS AND OPERATING STATISTICS)


                                                      THREE MONTHS ENDED SEPTEMBER 30,   NINE MONTHS ENDED SEPTEMBER 30,
                                                           2002            2001               2002              2001
                                                           ----            ----               ----              ----
Revenue
      Lodging revenues                                   $     832    $  40,778    $  70,262    $ 129,989
      Net mangement fees                                    14,305       13,142       44,214       46,519
      Corporate housing                                     29,971       28,255       81,641       79,192
      Other fees                                             4,838        3,840       16,101       13,661
                                                         ---------    ---------    ---------    ---------
                                                            49,946       86,015      212,218      269,361
     Other revenue from managed properties               $ 224,936    $ 197,260    $ 629,730    $ 612,486
                                                         ---------    ---------    ---------    ---------
 Total revenue                                             274,882      283,275      841,948      881,847

Operating expenses by department:
      Lodging expenses                                         225       11,723       18,989       36,471
      Corporate housing                                     21,500       20,611       60,736       57,416
      Property operating costs                               2,041        9,305       16,893       42,889
      Administrative and general                            18,893       25,589       67,710       80,998
      Lease expense                                             --       15,594       27,569       34,025
      Depreciation and amortization                          4,765        5,064       14,524       15,721
      Charges to investments in and advances to
         affiliates, accounts and notes receivable,
         and other                                              --          800           --       16,098
      Gain on Winston lease conversion                          --           --       (7,229)          --
      Merger costs                                           3,295         (146)       4,296        4,239
      Restructuring expenses                                12,820          918       13,502        1,830
      Tender offer costs                                        --           --        1,000           --
                                                         ---------    ---------    ---------    ---------
                                                            63,539       89,458      217,990      289,687

     Other expenses from managed properties                224,936      197,260      629,730      612,486
                                                         ---------    ---------    ---------    ---------
Total operating expenses                                   288,475      286,718      847,720      902,173
                                                         ---------    ---------    ---------    ---------

Net operating loss                                         (13,593)      (3,443)      (5,772)     (20,326)

Interest expense, net                                        2,306        2,629        7,704        7,591
Equity in (income) loss of affiliates                        1,019        2,182        1,731        1,424
Loss on impairment of investment in hotel real estate           --        3,025           --        3,025
Loss before minority interests
     and income taxes                                      (16,918)     (11,279)     (15,207)     (32,366)

Minority interests                                            (241)        (187)        (207)        (172)
Income tax benefit                                          (6,537)      (4,212)      (8,308)     (12,203)
                                                         ---------    ---------    ---------    ---------
Net loss                                                 $ (10,140)   $  (6,880)   $  (6,692)   $ (19,991)
                                                         =========    =========    =========    =========

 Weighted average number of:
     Basic and diluted shares of common
         stock outstanding (3)                              20,228       20,198       20,208       20,198
                                                         =========    =========    =========    =========

 Net loss per basic and diluted common share             $   (0.50)   $   (0.34)   $   (0.33)   $   (0.99)
                                                         =========    =========    =========    =========

 Net operating loss                                      $ (13,593)   $  (3,443)   $  (5,772)   $ (20,326)
 Depreciation and amortization                               4,765        5,064       14,524       15,721
 Gain on Winston lease conversion                               --           --       (7,229)          --
 Charges to investments in and advances to affiliates,
      accounts and notes receivable, and other                  --          800           --       16,098
 Merger costs                                                3,295         (146)       4,296        4,239
 Restructuring costs                                        12,820          918       13,502        1,830
 Tender offer costs                                             --           --        1,000           --
                                                         ---------    ---------    ---------    ---------
 Recurring EBITDA                                        $   7,287    $   3,193    $  20,321    $  17,562
                                                         =========    =========    =========    =========


Net loss                                                 $ (10,140)   $  (6,880)   $  (6,692)   $ (19,991)
 Adjustments to net loss, net of income taxes:
     Gain on Winston lease conversion                           --           --       (7,229)          --
      Charges to investments in and advances to
         affiliates, accounts and notes receivable,
         and other                                              --          496           --        9,981
     Merger costs                                            2,010          (91)       2,741        2,628
     Restructuring expenses                                  7,764          569        8,228        1,134
     Tender offer costs                                         --           --          630           --
     Minority interests                                       (150)         (31)        (172)        (257)
      Loss on impairment of investment in hotel
         real estate                                            --        1,876           --        1,876
                                                         ---------    ---------    ---------    ---------
 Net loss, excluding non-recurring items                 $    (516)   $  (4,061)   $  (2,494)   $  (4,629)
                                                         =========    =========    =========    =========

 Net loss per basic and diluted common share,
         excluding non-recurring items                   $   (0.03)   $   (0.20)   $   (0.12)   $   (0.23)
                                                         =========    =========    =========    =========

(1)  Excludes the effect of EITF 98-9.
(2) Assumes merger transaction between Interstate Hotels Corporation and MeriStar Hotels & Resorts, Inc. was completed on January 1, 2001.
(3) On August 1, 2002 Interstate Hotels and Resorts effected a one-for-five reverse stock split. The weighted average number of basic and diluted common shares outstanding is presented assuming the reverse stock split occurred on January 1, 2001

Pro forma hotel operating statistics:
Full-service hotels:
Occupancy                                                  66.7%          66.1%       67.0%        69.7%
ADR                                                      $ 98.94       $ 102.67    $ 104.61     $ 112.58
RevPAR                                                   $ 65.96       $  67.82    $  70.04     $  78.51

 Limited-service hotels:
 Occupancy                                                  69.8%         69.0%       67.5%        68.7%
 ADR                                                      $ 85.05      $  88.10    $  85.21     $  89.39
 RevPAR                                                   $ 59.35      $  60.77    $  57.52     $  61.43


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INTERSTATE HOTELS & RESORTS, INC.
HISTORICAL STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS AND OPERATING STATISTICS)


                                                        THREE MONTHS ENDED SEPTEMBER 30,  NINE MONTHS ENDED SEPTEMBER 30,
                                                                2002         2001             2002       2001
                                                                ----         ----             ----       ----
 Revenue
      Rooms                                                 $     832    $   1,182    $   2,287    $   3,633
      Other operating departments                                  --           41           --          114
      Corporate housing                                        19,779           --       19,779           --
      Management and other fees                                15,688        8,837       37,145       29,662
                                                            ---------    ---------    ---------    ---------
                                                               36,299       10,060       59,211       33,409

     Other revenue from managed properties                    163,347       67,816      297,662      207,674
                                                            ---------    ---------    ---------    ---------
 Total revenue                                                199,646       77,876      356,873      241,083

 Operating expenses by department:
      Rooms                                                       225          295          621          865
      Other operating departments expenses                         --           21           --           66
      Corporate housing                                        14,198           --       14,198           --
 Undistributed operating expenses:
      Administrative and general                               14,803        7,261       30,010       23,827
      Property operating costs                                  1,479          410        2,114        1,231
      Participating lease expense                                  --          192           --          474
      Depreciation and amortization                             4,024        2,685        9,133        8,085
      Merger costs                                              3,430           --        5,653           --
      Restructuring expenses                                   12,820           --       12,820           --
      Tender offer costs                                           --           --        1,000           --
                                                            ---------    ---------    ---------    ---------
                                                               50,979       10,864       75,549       34,548

     Other expenses from managed properties                   163,347       67,816      297,662      207,674
                                                            ---------    ---------    ---------    ---------
 Total operating expenses                                     214,326       78,680      373,211      242,222
                                                            ---------    ---------    ---------    ---------

 Net operating income (loss)                                  (14,680)        (804)     (16,338)      (1,139)

 Interest expense, net                                          1,562          560        3,474          792
 Equity in (income) loss of affiliates                          1,074        2,556        1,670        2,222
 Loss on impairment of investment in hotel real estate             --        3,026           --        3,026
                                                            ---------    ---------    ---------    ---------

 Loss before minority interests and income taxes              (17,316)      (6,946)     (21,482)      (7,179)

 Minority interests                                               243           39          295          130
 Income tax (benefit) expense                                   1,818       (2,794)         641       (2,924)
                                                            ---------    ---------    ---------    ---------

 Net income (loss) before cumulative effect
     of accounting change                                     (19,377)      (4,191)     (22,418)      (4,385)
 Cumulative effect of a change in accounting principle          3,050           --        3,050           --
                                                            ---------    ---------    ---------    ---------
 Net loss                                                     (22,427)      (4,191)     (25,468)      (4,385)

 Mandatorily redeemable preferred stock:
     Dividends                                                     --          158          307          476
     Accretion                                                     --           16          356           46
     Conversion incentive payments                                 --           --        9,250           --
                                                            ---------    ---------    ---------    ---------
 Net loss available to common shareholders                  $ (22,427)   $  (4,365)   $ (35,381)   $  (4,907)
                                                            =========    =========    =========    =========

 Weighted average number of:
     Basic and diluted shares of common stock outstanding      17,270        6,060       11,277        6,358
                                                            =========    =========    =========    =========

 Net income (loss) per basic and diluted common share       $   (1.30)   $   (0.72)   $   (3.14)   $   (0.77)
                                                            =========    =========    =========    =========